Exhibit 99.1



[Company Letterhead]

         For more information, contact:

Media Contact:                           Investor Relations Contact:
Rob Jewell                               Sean Stack
(216) 447-5255                           (216) 447-6494


NOVEON ANNOUNCES THE PURCHASE OF CROSS-LINKED POLYETHYLENE ASSETS

Cleveland, Ohio, January 11, 2002 - Noveon, Inc. today announced the purchase of the intellectual property and certain other assets related to cross-linked polyethylene compounds from AT Plastics, Inc. The asset purchase will aid in accelerating growth of Noveon's TempRite(R) piping compound product lines.

Noveon is a leading global producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications. The Company was formed as an independent entity on February 28, 2001 when an investor group comprised of AEA Investors Inc., and affiliates of DLJ Merchant Banking Partners and DB Capital Partners, Inc., acquired the Performance Materials business from The B.F.Goodrich Company. Noveon is headquartered in Cleveland, Ohio, with regional centers in Brussels, Belgium, and Hong Kong.